UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2012

FNB United Corp.

(Exact name of registrant as specified in its charter)

North Carolina	000-13823	56-1456589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 South Fayetteville Street, Asheboro, North Carolina		27203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

On June 25, 2012, FNB United Corp. (the “Company”), the parent company of CommunityOne Bank, N.A. and Bank of Granite, was added to the Russell 3000® Index, the Russell 2000® Index, the Russell Global Index and the Russell Microcap® Index when Russell Investments reconstituted its comprehensive set of U.S. and global equity indexes. A copy of the press release announcing the Company’s addition to the Russell Indices is attached thereto as Exhibit 99.1 and is incorporated herein by reference.

In addition, between May 21, 2012 and June 26, 2012, the Company issued $7.29 million of common stock through its “At The Market” (“ATM”) offering. The net proceeds from the offering have been contributed to CommunityOne Bank, N.A. For more information regarding the Company’s ATM offering, please refer to the Prospectus Supplement, dated May 21, 2011, to the Company’s base prospectus, dated May 18, 2012, filed with the Securities and Exchange Commission as part of the Company’s shelf registration statement on Form S-3 (SEC File No. 333-180604).

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated June 28, 2012, announcing that FNB United Corp. has been added to several Russell Indices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 28, 2012	FNB United Corp.
(Date)	(Registrant)

/s/ Brian E. Simpson
Brian E. Simpson
Chief Executive Officer

Exhibit Index

99.1	Press Release, dated June 28, 2012, announcing that FNB United Corp. has been added to several Russell Indices.